EXHIBIT 99.1

PRESS RELEASE Dec. 20, 2021

Arrowhead Initiates Project to Build New Manufacturing and Lab Facilities

PASADENA, Calif., Dec. 20, 2021 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced that it has completed a transaction to purchase 13 acres of land in the Verona Technology Park in Verona, WI, which is planned to be the site of an approximately 140,000 square foot drug manufacturing facility and an approximately 115,000 square foot laboratory and office facility to support process development and analytical activities. Arrowhead intends to invest between $200 million and $250 million into the buildout of the facilities. The Company expects that the new facilities will result in the creation of approximately 250 new jobs in the local area. Construction is scheduled to begin in the first quarter of 2022. Arrowhead will continue to operate additional research and development facilities in Madison, WI, and San Diego, CA.

Arrowhead Pharmaceuticals Verona Facility Concept Drawing

“For more than a decade, Arrowhead has been a dedicated member of the biotech community in the greater Madison, Wisconsin area. We have built strong local relationships and are pleased to continue our growth with the new Arrowhead campus that will include a new GMP manufacturing facility and associated lab and office facility. This investment reaffirms our commitment to the Wisconsin biotech ecosystem, and we would like to thank the local agencies, who have been a pleasure to work with,” said Christopher Anzalone, Ph.D., Arrowhead’s president and CEO. “Arrowhead’s pipeline of what we believe are industry leading investigational RNAi medicines continues to expand rapidly. The new Arrowhead campus will allow us to support our growing pipeline and positions us well to advance the manufacturing process, including at commercial scale, of our TRiM™-enabled drug candidates. We view this as a strong competitive advantage as we approach potential commercialization of our rapidly progressing clinical candidates.”

Major project team members include Eppstein Uhen Architects (EUA), DPS Group, D’Onofrio Kottke & Associates, Smocke & Associates, Cresa Madison, and Vogel Brothers Building Company.

John Chapman, Vice President and Design Principal at EUA, said, “We are privileged to be collaborating again with Arrowhead on an inventive building design which will enable their employees to treat some of the most challenging diseases.”

Completion of the lab and office space is anticipated in the first quarter of 2023 and completion of the manufacturing facility is expected in the fourth quarter of 2023.

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company’s email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors:

LifeSci Advisors, LLC

Brian Ritchie 212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Media:

LifeSci Communications, LLC

Josephine Belluardo, Ph.D. 646-751-4361

jo@lifescicomms.com

www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.

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